UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: August 26, 2009

MONTANA MINING CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-29321 (Commission File Number)	87-0643635 (IRS Employer Identification Number)

Ruairidh Campbell, Chief Executive Officer

1403 East 900 South, Salt Lake City, Utah 84105
(Address of principal executive offices)

(801) 582-9609
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   □     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   □     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

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On August 26, 2009 Montana Mining Corp. (“Company”) entered into an Assignment Agreement with Dobhai Ventures, Inc., a capital pool company listed on the Toronto Venture Exchange (“Dobhai”), Produced Water Solutions, Inc. (“PWS”) and the shareholders of PWS in order to assign the Company’s interest in the Share Exchange Agreement dated November 20, 2008 as amended February 2, 2009, July 9, 2009 and July 17, 2009 to Dobhai. The assignment was effected in exchange for a two and one half percent (2½%) royalty on all net revenue realized by Dobhai or PWS from services that utilize PWS’ reverse osmosis and ultra-filtration technology for thirty six (36) months from the date of the transaction up to a maximum royalty payment of one million United States dollars (US$1,000,000) and a cash payment of one hundred and thirty five thousand United States dollars (US$135,000) payable within ten (10) days of Dobhai’s acquisition of PWS. Dobhai expects to acquire PWS on or before September 30, 2009.

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ITEM 9.01     Financial Statements and Exhibits

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(c)      The following exhibits are filed herewith:

Exhibit No.     Description

10                   Assignment Agreement between the Company, Dobhai, PWS and the shareholders of PWS, dated August 26, 2009.

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SIGNATURE

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Montana Mining Corp.                               Date

By: /s/ Ruairidh Campbell      August 31, 2009

Name: Ruairidh Campbell

Title: Chief Executive Officer